Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2011, relating to the consolidated financial statements of Marina District Development Company, LLC and Subsidiary included as Exhibit 99.2 to the Annual Report on Form 10-K of Boyd Gaming Corporation and Subsidiaries for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada September 21, 2012